UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2012

JEFFERSON BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	0-50347	45-0508261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Evans Avenue, Morristown, Tennessee 37814

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (423) 586-8421

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

On October 25, 2012, Jefferson Bancshares, Inc. (the “Company”), the holding company for Jefferson Federal Bank, announced its financial results for the three months ended September 30, 2012.  The press release announcing financial results for the three months ended September 30, 2012 is included as Exhibit 99.1 and is furnished herewith. The information contained in this Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.07          Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of the Company was held on October 25, 2012. The final results for each of the matters submitted to a vote of shareholders at the annual meeting are as follows:

1.	The following individuals were elected as directors of the Company, to serve for a three year term or until their successors are elected and qualified, by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
Anderson L. Smith	3,057,398	592,935	1,901,204
Dr. Jack E. Campbell	3,040,430	609,903	1,901,204

2.	The appointment of Craine, Thompson & Jones, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013 was ratified by the shareholders by the following vote:

FOR	AGAINST	ABSTENTIONS
5,412,297	61,011	78,229

There were no broker non-votes on the proposal.

Item 9.01   Financial Statements and Exhibits

(d)           Exhibits

Number                Description

99.1                      Earnings Press Release Dated October 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERSON BANCSHARES, INC.

Dated: October 29, 2012	By:	/s/ Jane P. Hutton
Jane P. Hutton Chief Financial Officer and Treasurer